SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2012

Health Enhancement Products, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-30415	87-0699977
(Commission File Number)	(I.R.S. Employer Identification No.)

7 West Square Lake Rd., Bloomfield Hills, MI	48302
(Address of Principal Executive Offices)	(Zip Code)

(248) 452 9866
(Registrant’s Telephone Number, Including Area Code)

7740 East Evans Road, Scottsdale, AZ 85260
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

      .

communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers

On January 3, 2012, Stephen J. Warner resigned as a director and from all offices of the Registrant and HEPI Pharmaceuticals, Inc., its wholly owned subsidiary. On January 4, 2012, Dr. John Crissman also resigned as a director and from all offices of the Registrant and HEPI Pharmaceuticals.  On January 4, 2012, Philip M. Rice, II, currently the Chief Financial Officer of the Registrant, was appointed to the Board of Directors of the Registrant, to serve in such capacity until his until his successor is appointed and qualified or until his earlier resignation or removal.

As compensation for serving as a member of the board of directors of the Registrant, Mr. Rice was granted warrants to purchase 200,000 shares of the Registrant’s common stock, at an exercise price of $.12 per share.  Such warrants have a term of three years and vest as follows: 50,000 are immediately vested, and the remaining 150,000 vest in three equal quarterly installments commencing April 1, 2012.

Mr. Rice is Managing Partner and founder of Legacy Results, Inc. (founded in 2001), a management consulting firm providing a wide range of consulting services, including in the following areas: Strategic Planning, Business Plan Development, Turnaround Management, Marketing, Financial Management, Mergers and Acquisitions, Locating Funding Sources (Michigan/Ohio), Sales Effectiveness, Workflow Enhancement, Productivity Acceleration and Conflict Resolution.  From December, 2007 through March, 2008, Mr. Rice also served as Chairman of the Board of imX Solutions, Inc., a technology company providing secure internet transactions, including private data transactions.

Mr. Rice practiced as a CPA and worked for Deloitte & Touche for thirteen years before founding Legacy Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2012	HEALTH ENHANCEMENT PRODUCTS, INC.

By /s/Philip M. Rice, II
Philip M. Rice, II, Chief Financial Officer